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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Index Funds, Inc.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-15265 of our report dated January 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
January 24, 1997